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                                                                    EXHIBIT 99.2

                          EXULT, INC. AND SUBSIDIARIES

                        Supplemental Schedule Schedule II
                        Valuation and Qualifying Accounts
                             (amounts in thousands)


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          Column A                Column B                Column C                 Column D        Column E
------------------------------------------------------------------------------------------------------------
                                                          Additions
                                                 ---------------------------
                                                                     (2)
                                                     (1)         Charged to
                                 Balance at       Charged to        other                           Balance
                                 beginning        costs and       accounts        Deductions        at end
         Description             of period         expenses       describe         describe        of period
------------------------------------------------------------------------------------------------------------
Accumulated Depreciation and
  Amortization Property
  and Equipment:
    2000                           $107            $3,418           $ --             $ --            $3,525
    1999                             --               107             --               --               107

Accumulated Amortization
  Intangible Assets:
    2000                            357             4,235             --               --             4,592
    1999                             --               357             --               --               357
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